EXHIBIT 99.1

FOR IMMEDIATE RELEASE Contacts: Ray Davis President/CEO Umpqua Holdings Corporation 503-727-4101 raydavis@umpquabank.com	Dan Sullivan EVP/CFO Umpqua Holdings Corporation 503-727-4103 dansullivan@umpquabank.com

UMPQUA HOLDINGS REPORTS STRONG THIRD QUARTER
OPERATING EARNINGS OF $0.42 PER DILUTED SHARE
Western Sierra system integration complete

PORTLAND, Ore. – October 19, 2006 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced third quarter 2006 operating earnings of $24.3 million, or $0.42 per diluted share, compared to $19.9 million, or $0.44 per diluted share, for the third quarter of 2005. For the year to date, operating earnings were $62.5 million, or $1.23 per diluted share, compared to $51.1 million, or $1.14 per diluted share for the same period a year ago, an increase of 8% per diluted share. Operating earnings exclude merger related expenses, net of tax.

Including merger expense, net income for the third quarter of 2006 was $22.9 million, or $0.39 per diluted share, compared to $19.9 million, or $0.44 per diluted share for the third quarter of 2005. For the year to date, net income was $59.9 million, or $1.17 per diluted share, compared to $50.9 million, or $1.13 per diluted share for the same period of the prior year.

		Quarter ended:		Nine months ended:

(Dollars in thousands, except per share
data)	9/30/2006	6/30/2006	9/30/2005	9/30/2006	9/30/2005

Net Income	$22,856	$19,631	$19,923	$59,914	$50,948
Add Back: Merger related expenses, net of
tax	1,471	994	--	2,615	157

Operating Earnings	$24,327	$20,625	$19,923	$62,529	$51,105

Earnings per diluted share:
Net Income	$0.39	$0.40	$0.44	$1.17	$1.13
Operating Earnings	$0.42	$0.42	$0.44	$1.23	$1.14

During the third quarter of 2006, the Company had net charge-offs of $0.6 million or 0.04% of average loans and leases on an annualized basis. Non-performing loans and leases were $10.6 million at September 30, 2006, representing 0.20% of total loans and leases. The Company provided $2.4 million for future credit losses in the third quarter of 2006, based primarily on movement within the risk grades of the portfolio. This compares to no substantial provision in the second quarter of 2006 and no provision for the same period a year ago. The allowance for credit losses was 1.16% of total loans and leases at September 30, 2006.

The Company also recognized a $1.1 million impairment charge for the valuation of the mortgage servicing right (MSR) portfolio during the quarter. This compared to a valuation recovery of $0.2 million for the second quarter of 2006, and a $1.0 million valuation recovery for the same quarter a year ago. The valuation impairment charge during the third quarter of 2006 resulted from declines in mortgage interest rates.

"We are extremely pleased with the third quarter results, especially in light of the increased provision for credit loss and MSR impairment, which when combined, represent an impact of $0.03 per diluted share this quarter,” said Ray Davis, president and chief executive officer of Umpqua Holdings Corporation. “With the Western Sierra system integration behind us, we are focused now on growing the company throughout our footprint.”

Total consolidated assets as of September 30, 2006 were $7.2 billion, compared to $5.2 billion a year ago. Total gross loans and leases, and deposits, were $5.4 billion and $5.7 billion, respectively, as of September 30, 2006, compared to $3.7 billion and $4.1 billion, respectively, a year ago.

The following table presents the year-to-date annualized organic growth rates, which exclude the effects of the Western Sierra Bancorp acquisition:

(in thousands)	Loans and Leases	Deposits	Assets

As reported, 9/30/06	$5,385,262	$5,650,338	$7,198,848
less: 12/31/05 balances	3,921,631	4,286,266	5,360,639

Total growth year to date	1,463,631	1,364,072	1,838,209

less: acquisition	1,022,231	1,016,053	1,491,466

Organic growth	$441,400	$348,019	$346,743

Annualized organic growth rate	15%	11%	9%

Umpqua Bank, Umpqua Holdings’ bank subsidiary, reported a net interest margin of 5.08% for the third quarter of 2006, compared to 4.93% for second quarter of 2006 and 5.13% for the same quarter a year ago. The increase in margin on a sequential quarter basis resulted from increases in short-term market interest rates, with the yield on earning assets increasing more than deposit and borrowing costs. The yield on earning assets for Umpqua Holdings increased 27 basis points on a sequential quarter basis to 7.49%, while the cost of interest bearing liabilities increased 18 basis points to 3.45%.

Excluding merger expense, the Bank efficiency ratio was 51.2% for the third quarter of 2006, compared to 50.8% for the same period a year ago.

As of September 30, 2006, total shareholders’ equity was $1.14 billion, and tangible book value per share was $7.94. As previously announced, the Company paid a quarterly cash dividend of $0.18 per share on October 16, 2006. This quarterly dividend represented a 50% increase over the previous quarterly cash dividend.

Non-GAAP Financial Measures
 In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that providing non-GAAP financial measures provides investors with information useful in understanding Umpqua’s financial performance. Umpqua provides measures based on “operating earnings,” which exclude merger-related expenses. Operating earnings per diluted share is calculated by dividing operating earnings by the same diluted share total used in determining diluted earnings per share.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables or where the non-GAAP measure is presented.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 127 locations stretching from the greater Sacramento area and San Joaquin Valley to Seattle, Wash., as well as along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, October 19, 2006, at 10:00 a.m. PST (1:00 p.m. EST) during which the Company will discuss third quarter results and provide an update on recent activities, including the Company’s recent acquisition of Western Sierra Bancorp. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-577-8991 a few minutes before 10:00 a.m. The password is “UMPQUA.” Information to be discussed in the teleconference will be available on the Company’s website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately one hour after the conference call by dialing 800-944-0912, or by visiting that website.

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
		Quarter Ended:

Dollars in thousands, except per share data	September 30, 2006	June 30, 2006	September 30, 2005

Interest income
Loans and leases	$106,320	$86,004	$65,579
Investments - taxable	6,797	6,693	6,558
Investments - tax exempt	1,127	836	427
Other interest	389	354	617
Dividends	105	56	40

Total interest income	114,738	93,943	73,221

Interest expense
Deposits	34,121	25,953	16,101
Repurchase agreements and
fed funds purchased	2,155	1,802	511
Trust preferred securities	3,971	3,376	2,719
Other borrowings	692	2,055	89

Total interest expense	40,939	33,186	19,420
Net interest income	73,799	60,757	53,801
Provision for loan and lease losses	2,352	54	-
Non-interest income
Service charges	7,606	6,450	5,778
Brokerage fees	2,506	2,534	2,735
Mortgage banking revenue	1,445	2,503	3,256
Gain (loss) on sale of securities	--	(1)	28
Other income	1,919	2,320	1,985

Total non-interest income	13,476	13,806	13,782

Non-interest expense
Salaries and benefits	26,387	23,337	20,708
Occupancy and equipment	8,540	7,199	6,291
Other	13,308	11,051	10,084
Merger related expenses	2,451	1,656	--

Total non-interest expense	50,686	43,243	37,083
Income before income taxes	34,237	31,266	30,500
Provision for income tax	11,381	11,635	10,577

Net income	$22,856	$19,631	$19,923

Weighted average shares outstanding	57,802,381	48,528,525	44,467,888
Weighted average diluted shares outstanding	58,452,461	48,994,482	45,021,879

Earnings per share – Basic	$0.40	$0.40	$0.45
Earnings per share – Diluted	$0.39	$0.40	$0.44

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Nine Months Ended:

Dollars in thousands, except per share data	September 30, 2006	September 30, 2005

Interest income
Loans and leases	$265,444	$182,735
Investments - taxable	20,201	19,359
Investments - tax exempt	2,685	1,839
Other interest	892	1,304
Dividends	205	121

Total interest income	289,427	205,358
Interest expense
Deposits	81,112	40,910
Repurchase agreements and
fed funds purchased	6,346	1,419
Trust preferred securities	10,359	7,663
Other borrowings	2,775	633

Total interest expense	100,592	50,625
Net interest income	188,835	154,733
Provision for loan and lease losses	2,427	2,400
Non-interest income
Service charges	19,540	16,026
Brokerage fees	7,408	8,743
Mortgage banking revenue	5,792	4,834
Gain (loss) on sale of securities	(1)	1,426
Other income	6,745	5,279

Total non-interest income	39,484	36,308
Non-interest expense
Salaries and benefits	71,525	61,348
Occupancy and equipment	22,907	18,533
Other	34,119	28,796
Merger related expenses	4,358	262

Total noninterest expense	132,909	108,939
Income before income taxes	92,983	79,702
Provision for income tax	33,069	28,754

Net income	$59,914	$50,948

Weighted average shares outstanding	50,377,923	44,412,115
Weighted average diluted shares outstanding	51,010,413	44,984,192

Earnings per share – Basic	$1.19	$1.15
Earnings per share – Diluted	$1.17	$1.13

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)

Dollars in thousands, except per share data	September 30, 2006	June 30, 2006	September 30, 2005

Assets:
Cash and due from banks	$151,334	$176,983	$143,138
Temporary investments	40,700	61,981	29,027
Trading account securities	682	376	830
Investments available for sale	689,841	692,910	697,231
Investments held to maturity	9,494	9,676	10,676
Loans held for sale	18,951	31,118	20,202
Loans and leases	5,385,262	5,296,720	3,696,820
Less: Allowance for loan and lease losses	(60,475)	(58,516)	(43,603)

Loans and leases, net	5,324,787	5,238,204	3,653,217
Restricted equity securities	15,255	20,538	14,259
Premises and equipment, net	99,251	100,040	88,577
Other real estate owned	31	69	213
Mortgage servicing rights, net	10,427	11,550	10,729
Goodwill and other intangibles	680,722	682,789	407,059
Other assets	157,373	153,709	111,224

Total assets	$7,198,848	$7,179,943	$5,186,382

Liabilities:
Deposits	$5,650,338	$5,464,770	$4,092,966
Securities sold under agreements
to repurchase	65,471	61,720	61,551
Fed funds purchased	--	200,000	84,000
Term Borrowings	57,072	57,081	3,236
Notes payable for trust preferred
securities	203,955	204,222	165,847
Other liabilities	80,332	79,050	52,018

Total liabilities	6,057,168	6,066,843	4,459,618

Shareholders' equity:
Common stock	929,893	923,309	563,640
Retained earnings	220,726	208,335	170,153
Accumulated other comprehensive loss	(8,939)	(18,544)	(7,029)

Total shareholders' equity	1,141,680	1,113,100	726,764

Total liabilities and shareholders' equity	$7,198,848	$7,179,943	$5,186,382

Common shares outstanding at period end	58,028,555	57,651,533	44,476,104
Book value per share	$19.67	$19.31	$16.34
Tangible book value per share	$7.94	$7.46	$7.19
Tangible equity	$460,958	$430,311	$319,705

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)

Dollars in thousands	September 30, 2006	June 30, 2006	September 30, 2005

Loans and leases by purpose:

Commercial real estate	$2,683,187	$2,717,551	$2,023,098
Residential real estate	312,639	301,389	220,079
Construction	1,238,369	1,142,487	564,530

Total real estate	4,234,195	4,161,427	2,807,707
Commercial	1,085,014	1,065,874	818,861
Leases	19,514	18,192	15,800
Consumer	44,831	49,576	53,208
Other	1,708	1,651	1,244

Total loans and leases	$5,385,262	$5,296,720	$3,696,820

	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	September 30, 2006	June 30, 2006	September 30, 2005

Allowance for credit losses
Balance beginning of period	$58,516	$44,546	$44,510
Provision for loan and lease losses	2,352	54	--
Acquisition	184	14,043	--

Charge-offs	(1,027)	(947)	(3,289)
Less recoveries	450	820	2,382

Net charge-offs	(577)	(127)	(907)

Total Allowance for loan and lease losses	60,475	58,516	43,603

Reserve for unfunded commitments	2,021	2,145	1,489

Total Allowance for credit losses	$62,496	$60,661	$45,092

Net charge-offs to average
loans and leases (annualized)	0.04%	0.01%	0.10%
Recoveries to gross charge-offs	44%	87%	72%
Allowance for credit losses to
loans and leases	1.16%	1.15%	1.22%
Allowance for credit losses to
nonperforming loans and leases	591%	828%	546%
Nonperforming loans and leases
to total loans and leases	0.20%	0.14%	0.22%

Nonperforming assets:
Nonperforming loans and leases	$10,574	$7,330	$8,257
Real estate owned	31	69	213
Total nonperforming assets	$10,605	$7,399	$8,470

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)

		Nine Months Ended		Nine Months Ended
Dollars in thousands		September 30, 2006		September 30, 2005

Allowance for credit losses
Balance beginning of period			$43,885		$44,229
Provision for loan and lease losses			2,427		2,400
Acquisitions			14,227		--

Charge-offs			(2,587)		(7,140)
Less recoveries			2,523		4,114

Net charge-offs			(64)		(3,026)

Total Allowance for loan and lease losses			60,475		43,603

Reserve for unfunded commitments			2,021		1,489

Total Allowance for credit losses			$62,496		$45,092

Net charge-offs to average
loans and leases (annualized)			0.00%		0.11%

Recoveries to gross charge-offs			98%		58%

	Deposits by Type
		(Unaudited)

September 30, 2006			June 30, 2006		September 30, 2005

Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix

Demand, non interest-bearing	$1,246,499	22.1%	$1,264,249	23.1%	$1,071,940	26.2%
Demand, interest-bearing	2,420,474	42.8%	2,198,838	40.3%	1,631,039	39.8%
Savings	380,587	6.7%	421,248	7.7%	393,217	9.6%
Time	1,602,778	28.4%	1,580,435	28.9%	996,770	24.4%

Total Deposits	$5,650,338	100.0%	$5,464,770	100.0%	$4,092,966	100.0%

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

		Quarter Ended:

	September 30, 2006	June 30, 2006	September 30, 2005

Net Interest Spread:
Yield on loans and leases	7.88%	7.63%	7.11%
Yield on taxable investments	4.53%	4.53%	4.34%
Yield on tax-exempt investments (1)	6.08%	5.56%	5.84%
Yield on temporary investments	3.99%	4.13%	3.38%
Total yield on earning assets (1)	7.49%	7.22%	6.65%

Cost of interest bearing deposits	3.19%	2.93%	2.09%
Cost of securities sold under agreements
to repurchase and fed funds purchased	4.45%	4.09%	2.52%
Cost of borrowings	4.81%	5.04%	2.75%
Cost of trust preferred securities	7.72%	7.63%	6.50%
Total cost of interest bearing liabilities	3.45%	3.27%	2.33%

Net interest spread (1)	4.04%	3.95%	4.32%
Net interest margin (1)	4.83%	4.68%	4.89%

As reported:
Return on average assets	1.27%	1.31%	1.55%
Return on average tangible assets	1.41%	1.42%	1.69%
Return on average equity	8.06%	9.18%	11.01%
Return on average tangible equity	20.50%	21.17%	25.43%

Excluding merger related expense net of
tax (2):
Return on average assets	1.35%	1.37%	1.55%
Return on average tangible assets	1.50%	1.49%	1.69%
Return on average equity	8.58%	9.64%	11.01%
Return on average tangible equity	21.82%	22.24%	25.43%

Bank Only Ratios:
Umpqua Bank efficiency ratio (2)	51.20%	51.78%	50.78%
Umpqua Bank net interest margin (1)	5.08%	4.93%	5.13%

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Nine Months Ended:

	September 30, 2006	September 30, 2005

Net Interest Spread:
Yield on loans and leases	7.65%	6.84%
Yield on taxable investments	4.50%	4.28%
Yield on tax-exempt investments (1)	5.77%	6.37%
Yield on temporary investments	4.09%	2.96%
Total yield on earning assets (1)	7.25%	6.42%

Cost of interest bearing deposits	2.94%	1.83%
Cost of securities sold under
agreements to repurchase and fed funds purchased	4.23%	2.37%
Cost of borrowings	4.97%	2.09%
Cost of trust preferred securities	7.59%	6.17%
Total cost of interest bearing liabilities	3.25%	2.06%

Net interest spread (1)	4.00%	4.36%
Net interest margin (1)	4.74%	4.84%

As reported:
Return on average assets	1.29%	1.36%
Return on average tangible assets	1.41%	1.49%
Return on average equity	8.80%	9.66%
Return on average tangible equity	20.87%	22.87%

Excluding merger related expense net of tax (2):
Return on average assets	1.35%	1.37%
Return on average tangible assets	1.47%	1.49%
Return on average equity	9.18%	9.69%
Return on average tangible equity	21.78%	22.94%

Bank Only Ratios:
Umpqua Bank efficiency ratio (2)	52.08%	52.31%
Umpqua Bank net interest margin (1)	4.99%	5.08%

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation
Average Balances
(Unaudited)
		Quarter Ended:

Dollars in thousands	September 30, 2006	June 30, 2006	September 30, 2005

Loans held for sale	$19,258	$14,619	$18,021
Loans and leases	5,333,728	4,505,246	3,640,617
Earning assets	6,107,193	5,236,760	4,382,499
Goodwill & other intangibles	681,988	486,167	406,955
Total assets	7,135,488	6,030,752	5,088,738

Non interest bearing demand deposits	1,235,838	1,048,201	1,007,113
Interest bearing deposits	4,248,328	3,547,093	3,049,774

Total deposits	5,484,166	4,595,294	4,056,887
Interest bearing liabilities	4,701,582	4,064,871	3,308,962

Total shareholders’ equity	1,124,398	858,168	717,827
Tangible equity	442,410	372,001	310,872

Umpqua Holdings Corporation
Average Balances
(Unaudited)

	Nine Months Ended:

Dollars in thousands	September 30, 2006	September 30, 2005

Loans held for sale	$14,512	$15,756
Loans and leases	4,623,013	3,557,648
Earning assets	5,360,360	4,295,746
Goodwill & other intangibles	526,459	407,489
Total assets	6,198,868	4,993,162

Non interest bearing demand deposits	1,085,161	950,957
Interest bearing deposits	3,683,415	2,995,811

Total deposits	4,768,576	3,946,768
Interest bearing liabilities	4,141,511	3,282,451

Total shareholders’ equity	910,311	705,371
Tangible equity	383,852	297,882

Umpqua Holdings Corporation
Mortgage Banking Statistical Analysis
(unaudited)
		Quarter Ended:

	September 30, 2006	June 30, 2006	September 30, 2005

Dollars in thousands
Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$978,723	$1,004,148	$1,015,597

MSR Asset (gross)	$13,668	$13,735	$12,871
Less: Valuation reserve	(3,241)	(2,185)	(2,142)

MSR Asset (net of reserve)	$10,427	$11,550	$10,729

MSR as % of serviced portfolio	1.07%	1.15%	1.06%

Dollars in thousands
Mortgage Banking Revenue:
Origination and sale	$2,141	$1,937	$2,102
Servicing	360	344	109
MSR valuation reserve change	(1,056)	222	1,045

Total Mortgage Banking Revenue	$1,445	$2,503	$3,256

	Nine Months Ended:

	September 30, 2006	September 30, 2005

Dollars in thousands
Mortgage Banking Revenue:
Origination and sale	$5,601	$5,655
Servicing	1,058	529
MSR valuation reserve change	(867)	(1,350)

Total Mortgage Banking Revenue	$5,792	$4,834

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